Exhibit 10.9(D)

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “First Amendment”) is made and entered into as of April 1, 2013, by and between ARE-SAN FRANCISCO NO. 17, LLC, a Delaware limited liability company (“Landlord”), and ACHAOGEN, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant are parties to that certain Amended and Restated Lease Agreement dated as of December 29, 2010, as amended by that certain letter agreement dated January 4, 2011, and as further amended by that certain letter agreement dated June 15, 2011 (as amended, the “Lease”). Pursuant to the Lease, Tenant leases certain premises (“Premises”), in a building located at 7000 Shoreline Court, South San Francisco, California. The Premises are more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B. The Base Term of the Lease is currently scheduled to expire on March 31, 2014 (“Expiration Date”).

C. Tenant has subleased a portion of the Premises consisting of approximately 19,177 rentable square feet, as shown on Exhibit A attached hereto (“Sublease Premises”) to Fluidigm Corporation, a Delaware corporation (“Fluidigm”), pursuant to that certain Sublease Agreement dated April 5, 2013.

D. Concurrent with the execution of this First Amendment by Landlord and Tenant, Landlord has entered into an agreement with Fluidigm, pursuant to which Fluidigm has agreed to lease the Sublease Premises directly from Landlord immediately upon the expiration of the Lease.

E. Landlord and Tenant desire, subject to the terms and conditions set forth herein, to amend the Lease as provided below.

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.	Right to Extend Term. Notwithstanding anything to the contrary contained in the Lease, Section 40 of the Lease shall be null and void with respect to the Sublease Premises and Tenant shall have no right to extend the Term of the Lease with respect to the Sublease Premises beyond the Expiration Date. Tenant shall continue to have the right to extend the Term of the Lease pursuant to Section 40 with respect to the balance of the Premises.

2.	Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with the transaction reflected in this First Amendment and that no Broker brought about this transaction, other than Cresa. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this First Amendment.

Copyright © 2005, Alexandria Real Estate Equities, Inc. ALL

RIGHT RESERVED. Confidential and Proprietary – Do Not

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3.	Miscellaneous.

a. This First Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This First Amendment may be amended only by an agreement in writing, signed by the parties hereto.

b. This First Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective successors and assigns.

c. This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this First Amendment attached thereto.

d. Except as amended and/or modified by this First Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this First Amendment. In the event of any conflict between the provisions of this First Amendment and the provisions of the Lease, the provisions of this First Amendment shall prevail. Whether or not specifically amended by this First Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this First Amendment.

[Signatures are on the next page.]

Copyright © 2005, Alexandria Real Estate Equities, Inc. ALL

RIGHT RESERVED. Confidential and Proprietary – Do Not

Copy or Distribute. Alexandra and the Alexandria Logo are

registered trademark of Alexandria Real Estate Equities, Inc.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.

TENANT:

ACHAOGEN, INC.,
a Delaware corporation

By:	/s/ Dennis Hom
Its:	VP Finance & Corp Dev

LANDLORD:

ARE-SAN FRANCISCO NO. 17, LLC, a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership, managing member

	By:	ARE-QRS CORP.,
a Maryland corporation, general partner

		By:	/s/ Eric S. Johnson
Vice President
		Its:	Real Estate Legal Affairs

Copyright © 2005, Alexandria Real Estate Equities, Inc. ALL

RIGHT RESERVED. Confidential and Proprietary – Do Not

Copy or Distribute. Alexandra and the Alexandria Logo are

registered trademark of Alexandria Real Estate Equities, Inc.

Exhibit A

<u>Sublease Premises</u>

SUBLEASE PREMISES
19,177 RSF
Drawing Title: THIRD FLOOR 7000 SHORELINE COURT SOUTH SAN FRANCISCO
Project: SUBTENANT
Job No:
Date: NOVEMBER 9, 2012
Ref:
Scale: N.T.S.
Dwg. No: SK-1

Copyright © 2005, Alexandria Real Estate Equities, Inc. ALL

RIGHT RESERVED. Confidential and Proprietary – Do Not

Copy or Distribute. Alexandra and the Alexandria Logo are

registered trademark of Alexandria Real Estate Equities, Inc.